Exhibit 8

Dr. Reddy’s Laboratories Limited

Dr. Reddy’s Laboratories Limited is the parent company. Tabulated below is the list of subsidiaries, associates and joint ventures as of March 31, 2016:

Name of the subsidiary	Country of Incorporation	Percentage of Direct/Indirect Ownership Interest
Aurigene Discovery Technologies (Malaysia) Sdn. Bhd.	Malaysia	100	%(3)
Aurigene Discovery Technologies Inc.	U.S.A.	100	%(3)
Aurigene Discovery Technologies Limited	India	100%
beta Institut gemeinnützige GmbH	Germany	100	%(8)
betapharm Arzneimittel GmbH	Germany	100	%(8)
Cheminor Investments Limited	India	100%
Chienna B.V.	Netherlands	100	%(13)
Chirotech Technology Limited	United Kingdom	100	%(5)
DRANU LLC	U.S.A.	50	%(15)
Dr. Reddy’s Bio-Sciences Limited	India	100%
Dr. Reddy’s Farmaceutica Do Brasil Ltda.	Brazil	100%
Dr. Reddy’s Laboratories (Australia) Pty. Limited	Australia	100	%(10)
Dr. Reddy’s Laboratories Canada, Inc.	Canada	100	%(10)
Dr. Reddy’s Laboratories (EU) Limited	United Kingdom	100	%(10)
Dr. Reddy’s Laboratories Inc.	U.S.A.	100	%(10)
Dr. Reddy’s Laboratories International SA	Switzerland	100	%(10)
Dr. Reddy’s Laboratories Japan KK (from April 21, 2015)	Japan	100	%(10)
Dr. Reddy’s Laboratories, LLC	Ukraine	100	%(10)
Dr. Reddy’s Laboratories Louisiana LLC	U.S.A.	100	%(6)
Dr. Reddy’s Laboratories New York, Inc.	U.S.A.	100	%(10)
Dr. Reddy’s Laboratories (Proprietary) Limited	South Africa	100	%(10)
Dr. Reddy’s Laboratories Romania S.R.L.	Romania	100	%(10)
Dr. Reddy’s Laboratories SA	Switzerland	100%
Dr. Reddy’s Laboratories SAS (from November 4, 2014)	Colombia	100	%(10)
Dr. Reddy’s Laboratories Tennessee, LLC	U.S.A.	100	%(6)
Dr. Reddy’s Laboratories (UK) Limited	United Kingdom	100	%(5)
Dr. Reddy’s New Zealand Limited.	New Zealand	100	%(10)
Dr. Reddy’s Pharma SEZ Limited	India	100%
Dr. Reddy’s Singapore PTE Limited	Singapore	100	%(10)
Dr. Reddy’s Srl	Italy	100	%(11)
Dr. Reddy’s Venezuela, C.A.	Venezuela	100	%(10)
DRL Impex Limited	India	100%
Eurobridge Consulting B.V.	Netherlands	100	%(1)
Industrias Quimicas Falcon de Mexico, S.A. de CV	Mexico	100%
Idea2Enterprises (India) Pvt. Limited	India	100%
Kunshan Rotam Reddy Pharmaceutical Co. Limited	China	51.33	%(4)
Lacock Holdings Limited	Cyprus	100	%(10)
OOO Dr. Reddy’s Laboratories Limited	Russia	100	%(10)
OOO DRS LLC	Russia	100	%(9)
OctoPlus B.V. (formerly OctoPlus N.V.)	Netherlands	100	%(12)
OctoPlus Development B.V.	Netherlands	100	%(13)
OctoPlus Sciences B.V.	Netherlands	100	%(13)
OctoPlus PolyActive Sciences B.V.	Netherlands	100	%(14)
OctoPlus Technologies B.V.	Netherlands	100	%(13)
OctoShare B.V.	Netherlands	100	%(13)
Promius Pharma LLC	U.S.A.	100	%(6)
Reddy Antilles N.V.	Netherlands	100%
Reddy Specialities GmbH (till November 21, 2015)	Germany	100	%(8)
Reddy Cheminor S.A.	France	100	%(2)
Reddy Holding GmbH	Germany	100	%(10)
Reddy Netherlands B.V.	Netherlands	100	%(10)

Name of the subsidiary	Country of Incorporation	Percentage of Direct/Indirect Ownership Interest
Reddy Pharma Iberia SA	Spain	100%
Reddy Pharma Italia S.R.L. (formerly Reddy Pharma Italia S.p.A.)	Italy	100	%(7)
Reddy Pharma SAS (from October 29, 2015)	France	100	%(10)
DRSS Solar Power Private Limited	India	26	%(16)
DRES Solar Power Private Limited (from October 6, 2015)	India	26	%(16)

(1)	Indirectly owned through Reddy Antilles N.V.
(2)	Subsidiary under liquidation.
(3)	Indirectly owned through Aurigene Discovery Technologies Limited.
(4)

Kunshan Rotam Reddy Pharmaceutical Co. Limited is a subsidiary, as we hold a 51.33% stake. However, we account for this investment by the equity method and do not consolidate it in our financial statements.

(5)	Indirectly owned through Dr. Reddy’s Laboratories (EU) Limited.
(6)	Indirectly owned through Dr. Reddy’s Laboratories Inc.
(7)	Indirectly owned through Lacock Holdings Limited.
(8)	Indirectly owned through Reddy Holding GmbH.
(9)	Indirectly owned through Eurobridge Consulting B.V.
(10)	Indirectly owned through Dr. Reddy’s Laboratories SA.
(11)	Indirectly owned through Reddy Pharma Italia S.R.L.
(12)	Indirectly owned through Reddy Netherlands B.V.
(13)	Indirectly owned through OctoPlus B.V.
(14)	Indirectly owned through OctoPlus Sciences B.V.
(15)	DRANU LLC is consolidated in accordance with guidance available in IFRS 10.
(16)	Accounted in accordance with IFRS 11 ‘Joint Arrangements’.